                                                                    Exhibit 10.1

                              BELL, BOYD & LLOYD
                          Three First National Plaza
                      70 West Madison Street, Suite 3300
                         Chicago, Illinois 60602-4207

                                 312 372 1121
                               Fax: 312 372 2098



                                 March 3, 1997


Papp America-Pacific Rim Fund, Inc.
4400 North 32nd Street
Suite 280
Phoenix, Arizona 85018

Ladies and Gentlemen:

     We have acted as counsel for Papp America-Pacific Rim Fund, Inc., a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933 (the "Act") of an indefinite number of shares of its capital stock, $0.01 par value per share (the "shares"), pursuant to the Fund's registration statement, no. 333-19235 on Form N-1A (the "registration statement"). In this connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the articles of incorporation and bylaws of the Fund, resolutions of the board of directors authorizing the issuance of the shares, and the registration statement.

     Based upon the foregoing examination, we are of the opinion that:

     1. The Fund is a corporation duly organized and legally existing in good standing under the laws of Maryland.

     2. Upon the issuance and delivery of the shares in accordance with the articles of incorporation of the Fund and the resolutions of the board of directors authorizing the issuance of its shares and the receipt by the Fund of a purchase price of not less than the net asset value or the par value per share, the shares will be legally issued and outstanding, fully paid and nonassessable.


     In giving this opinion, we have relied upon the opinion of Piper & Marbury, L.L.P. to us dated February 28, 1997, and have made no independent inquiry with respect to any matter covered by such opinion. Further, we have assumed that the number of shares issued by the Fund at any time will not exceed the total number of shares authorized to be issued by the Fund's articles of incorporation.

     We consent to the filing of this opinion as an exhibit to the registration statement. In giving this consent we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.


                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd

                                PIPER & MARBURY
                                    L.L.P.

                             CHARLES CENTER SOUTH
                            36 SOUTH CHARLES STREET                  WASHINGTON
                        Baltimore, Maryland 21201-3018                NEW YORK
                                 410-539-2530                       PHILADELPHIA
                               FAX: 410-539-0489                       EASTON


                               February 28, 1997



Papp America-Pacific Rim Fund, Inc.
4400 North 32nd Street, Suite #280
Phoenix, Arizona  85018

          Registration Statement on Form N-1A
          -----------------------------------

Gentlemen:

     We have acted as special Maryland counsel to Papp America-Pacific Rim Fund, Inc. (the "Fund"), in connection with the registration by the Fund of an indefinite number of shares of its Common Stock, par value $0.01 per share (the "Shares"), pursuant to a registration statement on Form N-1A (File No. 333-19235), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

     In this capacity, we have examined the Fund's charter and by-laws, the proceedings of the Board of Directors of the Fund authorizing the issuance of the Shares from time to time in accordance with the Registration Statement, and such other statutes, certificates, instruments and documents relating to the Fund and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed the genuineness of all signatures, the conformity of final documents in all material respects to the versions thereof submitted to us in draft form, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies. As to factual matters, we have relied on the Certificate of the Secretary and have not independently verified the matters stated therein.

     Based upon the foregoing, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

     1. The Fund has been duly incorporated and is validly existing as a corporation under the laws of the State of Maryland.

                                                                 Piper & Marbury
                                                                     L.L.P.


Papp America-Pacific Rim Fund, Inc.
February 28, 1997
Page 2



     2. The Shares to be issued by the Fund pursuant to the Registration Statement have been duly authorized and, when issued as contemplated in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Messrs. Bell, Boyd & Lloyd are authorized to rely upon this opinion in rendering any opinion to the Fund which is to be filed as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the related Prospectus. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,


                                       /s/ Piper & Marbury L.L.P.